EXHIBIT 2.6


                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER (the "Merger Agreement") is made as of this 7th day of December, 2000, by and between ASPi Europe, Inc., a Florida corporation (the "Parent") and ASPi Europe, Inc., a Delaware corporation (the "Subsidiary").

                                    RECITALS:

     WHEREAS, the Parent is a corporation organized and existing under the laws of the State of Florida;

     WHEREAS, the Subsidiary is a corporation organized and existing under the laws of the State of Delaware and is a wholly-owned subsidiary of the Parent;

     WHEREAS, the parties hereto desire that the Parent merge with and into the Subsidiary and that the Subsidiary shall continue as the surviving corporation in such merger, which is intended to qualify as a tax-free reorganization under
Section 368(a)(1)(F) or 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended, upon the terms and subject to the conditions herein set forth and in accordance with the laws of the State of Florida and the laws of the State of Delaware (the "Merger").

     NOW THEREFORE, the parties hereto hereby agree as follows:


                                    ARTICLE I

                          PRINCIPAL TERMS OF THE MERGER

     Section 1.1. Merger of Parent into Subsidiary. At the Effective Time of the Merger (as defined in Section 1.2 hereof), the Parent shall merge with and into the Subsidiary in accordance with the Florida Business Corporation Act (the "FBCA") and the Delaware General Corporation Law (the "DGCL"). The separate existence of the Parent shall thereupon cease and the Subsidiary shall be the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware.

     Section 1.2. Effective Time of the Merger. The Merger shall become effective as of the date and time (the "Effective Time of the Merger") the following actions are completed: (a) appropriate articles of merger are filed with the Secretary of State of the State of Florida, and a certificate of merger is issued by the Secretary of State of the State of Florida in accordance with the FBCA and (b) an appropriate certificate of merger is filed with the Secretary of the State of Delaware in accordance with the DGCL.

     Section 1.3. Effects of the Merger. At the Effective Time of the Merger, the Merger shall have the effects specified in the FBCA, the DGCL and this Merger Agreement.

     Section 1.4. Certificate of Incorporation and Bylaws. At the Effective Time of the Merger, the Certificate of Incorporation and Bylaws of the Subsidiary, as in effect immediately prior to the Effective Time of the Merger, shall become the Certificate of Incorporation and Bylaws of the Surviving Corporation until duly amended in accordance with their terms and as provided by the DGCL.

     Section 1.5. Directors and Officers. At the Effective Time of the Merger, the directors and officers of the Subsidiary in office at the Effective Time of the Merger shall become the directors and officers, respectively, of the Surviving Corporation, each of such directors and officers to hold office, subject to the applicable provisions of the Certificate of Incorporation and bylaws of the Surviving



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Corporation  and  the  DGCL,  until  his or her  successor  is duly  elected  or appointed and qualified.

     Section 1.6 Shareholders' Dissenters Rights. The Shareholders of the Parent are entitled to dissenters' rights under sections 607.1301, 607.1302 and
607.1320 of the FBCA. In the event that shareholders collectively owning more than one percent (1%) of the shares of the Parent exercise his, her or its dissenters' rights, the Parent's board of directors may abandon the Merger in its sole discretion.

                                   ARTICLE II

                        CONVERSION AND EXCHANGE OF STOCK

     Section 2.1. Conversion. At the Effective Time of the Merger, each of the following transactions shall be deemed to occur simultaneously:

     (a) Each share of the Parent's common stock, $0.001 par value (the "Parent's Common Stock") issued and outstanding, immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and nonassessable share of the Subsidiary's common stock, par value $0.001 per share (the "Subsidiary's Common Stock").

     (b) Each option to purchase shares of the Parent's Common Stock outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become an option to purchase, upon the same terms and conditions, the number of shares of the Subsidiary's Common Stock, which is equal to the number of shares of the Parent's Common Stock that the optionee would have received had the optionee exercised such option in full immediately prior to the Effective Time of the Merger (whether or not such option was then exercisable). The exercise price per share under each of said options shall be equal to the exercise price per share thereunder immediately prior to the Effective Time of the Merger.

     (c) Each warrant to purchase shares of the Parent's Common Stock outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become a warrant to purchase, upon the same terms and conditions, the number of shares of the Subsidiary's Common Stock which is equal to the number of shares of the Parent's Common Stock that the warrant holder would have received had the warrant holder exercised such warrant in full immediately prior to the Effective Time of the Merger (whether or not such warrant was then exercisable). The exercise price per share under each of said warrants shall be equal to the exercise price per share thereunder immediately prior to the Effective Time of the Merger.

     (d) Each share of the Subsidiary's Common Stock issued and outstanding immediately prior to the Effective Time of the Merger and held by the Parent shall be canceled without any consideration being issued or paid therefor.

     Section 2.2. Exchange.

     (a) After the Effective Time of the Merger, each certificate theretofore representing issued and outstanding shares of the Parent's Common Stock shall represent the same number of shares of the Subsidiary's Common Stock.

     (b) At any time on or after the Effective Time of the Merger, any holder of certificates theretofore evidencing ownership of shares of the Parent's Common Stock will be entitled, upon surrender of such certificates to the transfer agent of the Surviving Corporation, to receive in exchange therefor one or more




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new  stock  certificates  evidencing  ownership  of the  number of shares of the
Subsidiary's Common Stock, into which the Parent's Common Stock shall have been converted in the Merger. If any certificate representing shares of the Subsidiary's Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the transfer agent any transfer or other taxes required by reason of the issuance of a certificate representing shares of the Parent's Common Stock in any name other than that of the registered holder of the certificate surrendered, or otherwise required, or shall establish to the satisfaction of the transfer agent that such tax has been paid or is not payable.

                                   ARTICLE III

                EMPLOYEE BENEFIT AND INCENTIVE COMPENSATION PLANS

     At the Effective Time of the Merger, each employee benefit plan, incentive compensation plan and other similar plans to which the Parent is then a party shall be assumed by, and continue to be the plan of, the Surviving Corporation. To the extent any employee benefit plan, incentive compensation plan or other similar plan of the Parent provides for the issuance or purchase of, or otherwise relates to, the Parent's Common Stock, after the Effective Time of the Merger such plan shall be deemed to provide for the issuance or purchase of, or otherwise relate to, the Subsidiary's Common Stock.

                                   ARTICLE IV

                                   CONDITIONS

     Consummation of the Merger is subject to the satisfaction at or prior to the Effective Time of the Merger of the following conditions:

     Section 4.1. Shareholder Approval. This Merger Agreement and the Merger shall have been adopted and approved by the affirmative vote of a majority of the votes entitled to be cast by all shareholders entitled to vote on the record date fixed for determining the shareholders of the Parent entitled to vote thereon. This Agreement and the Merger shall also have been adopted and approved by the Parent as the holder of all the outstanding shares of the Subsidiary's Common Stock prior to the Effective Time of the Merger.

     Section 4.2. Third Party Consents. The Parent shall have received all required consents to and approvals of the Merger.

                                    ARTICLE V

                                  MISCELLANEOUS

     Section 5.1. Amendment. This Merger Agreement may be amended, modified or supplemented in whole or in part, at any time prior to the Effective Time of the Merger with the mutual consent of the boards of directors of the parties hereto; provided, however, that the Merger Agreement may not be amended after it has been adopted by the shareholders of the Parent in any manner which, in the judgment of the board of directors of the Parent, would have a material adverse effect on the rights of such shareholders or in any manner not permitted under applicable law.

     Section 5.2. Termination. This Merger Agreement may be terminated or abandoned by the parties hereto at any time prior to the filing of the certificate of merger notwithstanding approval of this Merger



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Agreement by the shareholders of either or both of the Parent or the Subsidiary.

     Section 5.3. Necessary Actions, etc. If at any date after the Effective Time of the Merger, the Surviving Corporation shall consider that any assignments, transfers, deeds or other assurances in law are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to any property or rights of the Parent, the Parent and its officers and directors at the Effective Time of the Merger shall execute and deliver such documents and do all things necessary and proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation, and the officers and directors of the Surviving Corporation are fully authorized in the name of the Parent or otherwise to take any and all such action.

     Section 5.4. Counterparts. This Merger Agreement may be executed in any number of counterparts, each of which shall be considered to be an original instrument.

     Section 5.5. Descriptive Headings. The descriptive headings are for convenience of reference only and shall not control or affect the meaning or construction of any provision of this Merger Agreement.

     Section 5.6. Governing Law. This Merger Agreement shall be construed in accordance with the laws of the State of Delaware, except to the extent the laws of the State of Florida shall mandatorily apply to the Merger.

     IN WITNESS WHEREOF, the undersigned officers of each of the parties to this Merger Agreement, pursuant to authority duly given by their respective boards of directors, have caused this Merger Agreement to be duly executed on the date set forth above.


Attested to by:                            ASPI EUROPE, INC.,
                                           a Florida corporation


---------------------------------          -----------------------------------
Patrick McGrath                            Damon Poole
Secretary                                  Chief Executive Officer and President


Attested to by:                            ASPI EUROPE, INC.,
                                           a Delaware corporation


---------------------------------          -----------------------------------
Patrick McGrath                            Damon Poole
Secretary                                  Chief Executive Officer and President

                                  CERTIFICATES



     The undersigned, Secretary of ASPi Europe, Inc., a Florida corporation, hereby certifies, pursuant to Section 252(c) of the General Corporation Law of the State of Delaware, that the foregoing Agreement and Plan of Merger to which this Certificate is attached, after having been first duly signed on behalf of ASPi Europe, Inc. by its President and attested to by its Secretary, was duly submitted to the shareholders of ASPi Europe, Inc. at a meeting thereof called for the purpose of considering and acting upon said Agreement and Plan of Merger, held after due notice on the 26th day of September, 2000, and that at said meeting said Agreement and Plan of Merger was adopted by the shareholders of ASPi Europe, Inc. in accordance with the Florida Business Corporation Act of 1989.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate on the ____ day of ____________, 2000.



                                        --------------------------------------
                                        Patrick McGrath, Secretary


     The undersigned, Secretary of ASPi Europe, Inc., a Delaware corporation, hereby certifies, pursuant to Section 252(c) of the General Corporation Law of the State of Delaware, that the foregoing Agreement and Plan of Merger to which this Certificate is attached, after having been first duly signed on behalf of ASPi Europe, Inc. by its Chief Executive Officer and attested to by its Secretary, was duly submitted to the sole stockholder of ASPi Europe, Inc. for the purpose of considering and acting upon said Agreement and Plan of Merger, on the 5th day of December, 2000, and through a written consent said Agreement and Plan of Merger was adopted by the sole stockholder of ASPi Europe, Inc., in accordance with the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate on the _____ day of _______________, 2000.



                                        --------------------------------------
                                        Patrick McGrath, Secretary